UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Lightlake Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

LIGHTLAKE THERAPEUTICS INC.

Annual Meeting of Stockholders

DECEMBER 31, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

To Be Held on December 31, 2015

LIGHTLAKE THERAPEUTICS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Kevin Pollack, with full power of substitution, as proxy to represent and vote all shares of common stock, of Lightlake Therapeutics Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the Annual Meeting of the Stockholders of the Company to be held on December 31, 2015, at 2:30 p.m. GMT at Clearwater House, 4-7 Manchester St, London, England W1U 3AE, upon matters set forth in the Notice of 2015 Annual Meeting of Stockholders and Proxy Statement, a copy of which has been received by the undersigned. Each share of common stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR the authority to file an amendment to the Company’s Articles of Incorporation to create a class of preferred stock with 10 million authorized shares of preferred stock or another amount as determined by the Board in its sole discretion, FOR the authority to file an amendment to the Company’s Articles of Incorporation to change the Company’s name to Opiant Pharmaceuticals, Inc. or another name to be determined by the Board in its sole discretion, FOR the election of Dr. Michael Sinclair as a member of our Board to hold office until the 2016 annual meeting of stockholders or until his respective successor has been duly elected and qualified, FOR the election of Dr. Roger Crystal as a member of our Board to hold office until the 2017 annual meeting of stockholders or until his respective successor has been duly elected and qualified, FOR the election of Kevin Pollack as a member of our Board to hold office until the 2017 annual meeting of stockholders or until his respective successor has been duly elected and qualified, FOR the election of Geoffrey Wolf as a member of our Board to hold office until the 2016 annual meeting of stockholders or until his respective successor has been duly elected and qualified, FOR the proposal ratifying the appointment of MaloneBailey, LLP and, in the case of other matters that legally come before the meeting, as said proxy may deem advisable.

Please check here if you plan to attend the Annual Meeting of Stockholders December 31, 2015 at 2:30 p.m. (GMT).  ☐

(Continued and to be signed on Reverse Side)

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999	VOTE ON INTERNET
Go to www.vstocktransfer.com/proxy
and log-on using the below control number.

CONTROL #

VOTE BY MAIL
Mark, sign and date your proxy card and
return it in the envelope we have provided.

VOTE IN PERSON
If you would like to vote in person, please
attend the Annual Meeting to be held on
December 31, 2015 at 2:30 PM (GMT).

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting Proxy Card - Lightlake Therapeutics Inc. Common Stock

DETACH PROXY CARD HERE TO VOTE BY MAIL

(1)	Authority to file an amendment to the Company's Articles of Incorporation to create a class of preferred stock with 10 million authorized shares of preferred stock or another amount as determined by the Board in its sole discretion;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(2)	Authority to file an amendment to the Company's Articles of Incorporation to change the Company's name to Opiant Pharmaceuticals, Inc. or another name to be determined by the Board in its sole discretion;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(3)	To elect Dr. Michael Sinclair as a member of our Board to hold office until the 2016 annual meeting of stockholders or until his respective successor has been duly elected and qualified;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(4)	To elect Dr. Roger Crystal as a member of our Board to hold office until the 2017 annual meeting of stockholders or until his respective successor has been duly elected and qualified;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(5)	To elect Kevin Pollack as a member of our Board to hold office until the 2017 annual meeting of stockholders or until his respective successor has been duly elected and qualified;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(6)	To elect Geoffrey Wolf as a member of our Board to hold office until the 2016 annual meeting of stockholders or until his respective successor has been duly elected and qualified;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(7)	To ratify the appointment of MaloneBailey, LLP as independent registered public accounting firm.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

Date	Signature	Signature, if held jointly

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address.  ☐

* SPECIMEN *	AC:ACCT9999	90.00